Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces Second Quarter 2016 Financial Results
Pleasanton, California, July 19, 2016— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the second quarter ended June 18, 2016.

$ in millions except per share amounts	Q2’16	Q2’15	% Change
(unaudited)
Operating Revenues	$391.2	$372.2	5%
Net Income (Loss)	$(11.3)	$2.9	N/M
Diluted Earnings (Loss) Per Share	$(0.20)	$0.05	N/M

Non-GAAP Measures (see Tables 2 and 3)

$ in millions except per share amounts (unaudited)	Q2’16	Q2’15	% Change
(unaudited)
Adjusted Operating Revenues	$183.7	$167.2	10%
Adjusted EBITDA	$26.4	$30.6	(14)%
Adjusted Net Income	$21.0	$24.3	(14)%
Adjusted Diluted EPS	$0.37	$0.43	(14)%

“Solid performance in our incentives and international segments, coupled with a slightly lower than forecast EMV impact on the U.S. retail segment, resulted in profitability in the second quarter well above our guidance range,” commented CEO and president Talbott Roche. “The EMV impact caused U.S. retail adjusted operating revenues to decline 10% compared to last year’s second quarter. On the other hand, international retail recorded adjusted operating revenues growth of 17% during the second quarter, driven by strong growth in Europe. In our incentives segment, adjusted operating revenues grew 70%, driven by the acquisitions of Achievers in the second half of 2015 and Giftcards.com early in the first quarter of 2016. We continue to believe that the negative impact of EMV on US Retail is largely a 2016 event.”

The company’s second quarter adjusted operating revenues, adjusted EBITDA, and adjusted net income continued to be impacted negatively from the delay in EMV(1) implementation by a number of the Company’s U.S. grocery distribution partners and the related measures those partners have taken to limit credit card purchases of prepaid products. For the second quarter of 2016, the estimated impact related to EMV was $14 million on adjusted operating revenues and $12 million on adjusted EBITDA.

CFO Jerry Ulrich added, “Adjusted EBITDA declined 14% for total Blackhawk and declined 18% for the U.S. retail segment during the second quarter of 2016 reflecting the full quarter impact of EMV. Adjusted EBITDA growth in the international and incentives segments was 278% and 79%, respectively, which was offset by the decline in the U.S. retail segment. Unallocated expenses grew 12% during the second quarter."

GAAP financial results for the second quarter of 2016 compared to the second quarter of 2015

•
Operating revenues totaled $391.2 million, an increase of 5% from $372.2 million for the quarter ended June 20, 2015. This increase was due to a 2% increase in commissions and fees driven primarily by higher international sales volume; a 29% increase in program and other fees due to higher incentive open loop gift card sales and the addition of Achievers and Giftcards.com; a 16% increase in product sales primarily due to the addition of Achievers and higher telecom handset sales, partially offset by a decline at Cardpool; and a decrease of 26% in marketing revenues due to lower international promotional revenues.

•
Net loss totaled $11.3 million compared to net income of $2.9 million for the quarter ended June 20, 2015. The decrease was driven primarily by lower sales of U.S. retail open loop gift cards due to EMV restrictions, higher non-cash acquisition-related expenses, higher non-cash stock compensation expense and increased interest expense.

•	Net loss per diluted share was $0.20 compared to earnings per diluted share of $0.05 for the quarter ended June 20, 2015. Diluted shares outstanding increased 0.4% to 56.1 million.

Non-GAAP financial results for the second quarter of 2016 compared to the second quarter of 2015 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $183.7 million, an increase of 10% from $167.2 million for the quarter ended June 20, 2015. The increase was driven primarily by higher revenue from the incentives segment including the acquisitions of Achievers and Giftcards.com, offset by lower revenues in U.S. retail due to EMV-related sales restrictions on U.S. retail open loop gift card sales.

•
Adjusted EBITDA totaled $26.4 million, a decrease of 14% from $30.6 million for the quarter ended June 20, 2015. Lower open loop gift card sales offset growth in the international retail and incentives segments.

•
Adjusted net income totaled $21.0 million, a decrease of 14% from $24.3 million for the quarter ended June 20, 2015. Excluding the impact of the reduction in income taxes payable, adjusted net income was $7.2 million, a decrease of 39% from $11.8 million for the quarter ended June 20, 2015 reflecting the lower Adjusted EBITDA and higher interest expense.

•	Adjusted diluted EPS was $0.37, a decrease of 14% from $0.43 for the quarter ended June 20, 2015. Excluding the impact of the reduction in income taxes payable, adjusted diluted EPS was $0.13.

(1) Reference to “EMV impact” refers to our estimates of the impact on our revenues and earnings of measures taken by some retail distribution partners related to their delay in implementing the new secure payment card requirements from Europay, Mastercard and Visa (“EMV" mandate). The failure to implement EMV in their point-of-sale systems by October 2015 transferred the liability for fraudulent credit card payments from card issuers to the retailers. In order to limit      related to fraudulent credit cards used to purchase certain prepaid products in their stores, some of our distribution partners began taking measures in late January 2016 to limit or control the sale of high value prepaid cards and in particular, open loop products.  While the type of restrictive measures have varied by distribution partner, the following types of restrictions have been implemented:  establishment of credit limits on credit card purchases of gift cards, a move to cash or debit only for purchases of certain gift cards and removal of high denomination open loop products.

Future Change in Non-GAAP Measures of Adjusted Net Income and Adjusted Diluted Earnings per Share
Beginning the third quarter of 2016, in response to the SEC’s Compliance and Disclosure Interpretations published on May 17, 2016 pertaining to non-GAAP measures, the Company will revise its presentation of two non-GAAP measures, Adjusted Net Income and Adjusted Diluted Earnings per Share. The reduction in income taxes payable previously included in the determination of Adjusted Net Income will no longer be included, but will be provided separately including the per-share amount of the reductions. Table 2 of this earnings release displays the current presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share. Table 3 of this earnings release displays the revised presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share.

A revised presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share for prior periods from fiscal 2013 forward is available on the Company’s investor relations website at ir.blackhawknetwork.com.

2016 Guidance

Guidance for fiscal 2016 provided in the table below reflects updated assumptions and estimates regarding each of the Company’s various operating businesses and shared services resources as compared to the guidance provided on April 26, 2016. The updated 2016 full year guidance includes a revised estimate of the negative impact related to certain of our distribution partners’ EMV non-compliance as described above vs. 2015 of $47 million on Adjusted Operating Revenues and $40 million on Adjusted EBITDA.

Further details regarding the Company’s guidance including a breakdown of guidance for the third fiscal quarter will be provided on the earnings call.

$ in millions except per share amounts	2016 Guidance	2015	% Change

Adjusted Operating Revenues	$906 to $957	$829	9% to 15%
Adjusted EBITDA	$200 to $218	$194	3% to 12%
Adjusted Net Income	$144 to $155	$145	-1% to 7%
Adjusted Diluted EPS	$2.47 to $2.66	$2.57	-4% to 4%

The updated 2016 guidance above includes $61 million or $1.04 per diluted share for reduction in income taxes payable that will be excluded from Adjusted Net Income and Adjusted Diluted Earnings per Share and presented separately beginning in the third fiscal quarter as described above under Future Change in non-GAAP Measures of Adjusted Net Income and Adjusted Diluted Earnings per Share.

Included in the table below is pro forma 2016 guidance and 2015 results that reflect the revised presentation.

$ in millions except per share amounts	2016 Guidance pro forma	2015 Actual pro forma	% Change

Adjusted Operating Revenues	$906 to $957	$829	9% to 15%
Adjusted EBITDA	$200 to $218	$194	3% to 12%
Adjusted Net Income	$83 to $94	$90	-8% to 4%
Adjusted Diluted EPS	$1.43 to $1.62	$1.59	-10% to 2%

Reduction in income taxes payable	$61	$55	10%
Reduction in income taxes payable per share (diluted)	$1.04	$0.98	6%

The guidance above does not account for the impact of any future acquisitions, dispositions, partnerships or similar transactions, any changes to the Company’s existing capital structure or business model or any adverse outcome to any litigation or government investigation, and any such developments could have an impact on the Company’s guidance. Also see “Forward Looking Statements” below.

Conference Call/Webcast

On Wednesday, July 20, 2016 at 5:30 a.m. PDT / 8:30 a.m. EDT, the Company will host a conference call and webcast presentation to discuss second quarter financial results and share additional guidance for the remainder of 2016. A copy of the webcast presentation slides will be posted to the presentations tab of the Company’s investor relations website at approximately 3 p.m. PDT on July 19, 2016. Hosting the call will be Talbott Roche, Chief Executive Officer and president; Jerry Ulrich, Chief Financial & Administrative Officer; and Bill Tauscher, Chairman. Participants may access the live webcast by visiting the Company’s investor relations website at ir.blackhawknetwork.com. An audio replay of the webcast will be available on the Company’s investor relations website until Friday, August 12, 2016.

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com or product websites Cardpool, Gift Card Lab, Gift Card Mall, GiftCards.com and OmniCard.

Non-GAAP Financial Measures
Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented. Adjusted net income and Adjusted diluted earnings per share are also adjusted to include certain significant tax benefits that the Company considers important for understanding its overall operating results. Beginning the third quarter of 2016, the Company will no longer include the reduction in income taxes payable in its Adjusted Net Income or Adjusted Diluted Earnings per Share calculations. Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.
The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share are useful to evaluate the Company's operating performance for the following reasons:

•	adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company's operating margin;

•	adjusting operating revenues for marketing revenue, which has offsetting marketing expense, is useful for understanding the Company's operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•
non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how the Company's business is performing at any particular time and the related expenses are not key measures of the Company's core operating performance;

•	the net gain on the transaction to transition our program-managed GPR business to another program manager is not reflective of our core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance;

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company's core operating performance;

•
reduction in income taxes payable from the step up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and reduction in income taxes payable from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant tax savings that are useful for understanding the Company's overall operating results;

•
reduction in income taxes payable resulting from the tax deductibility of stock-based compensation is useful for understanding the Company's overall operating results. The Company generally realizes these tax deductions when restricted stock vest, an option is exercised, and, in the case of warrants, after the warrant is exercised but amortized over remaining service period, and such timing differs from the GAAP treatment of expense recognition; and

•
Adjusted free cash flow - the Company receives funds from consumers or business clients for prepaid products that the Company issues or holds on their behalf prior to the issuance of prepaid products. The Company views this cash flow as temporary and not indicative of the cash flows generated by its operating activity, and therefore excludes it from calculations of Adjusted free cash flow. Adjusted free cash flow provides information regarding the cash that the Company generates without the fluctuations resulting from the timing of cash inflows and outflows from these settlement activities, which is useful to understanding the Company's business and its ability to fund capital expenditures and repay amounts borrowed under its term loan. The Company also may use Adjusted free cash flow for, among other things, making investment decisions and managing its capital structure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to generate adequate taxable income to enable us to fully utilize the tax benefits referred to in this release, changes in applicable tax law that preclude us from fully utilizing the tax benefits referred to in this release, our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the ability of our distribution partners to implement EMV compliance within their expected timeline and lift the measures they may have taken prior to such compliance to limit or control their exposure to liability for fraud losses; changes in consumer behavior away from our distribution partners and our products resulting from limits or controls implemented by our distribution partners during our distribution partners’ transition to EMV compliance; the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended January 2, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended on June 18, 2016 which is expected to be filed prior to or on July 28, 2016, and other subsequent periodic reports we file with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share amounts) (Unaudited)

	12 weeks ended		24 weeks ended
	June 18, 2016	June 20, 2015	June 18, 2016	June 20, 2015
OPERATING REVENUES:
Commissions and fees	$262,931	$257,445	$502,555	$477,847
Program and other fees	67,419	52,153	142,861	110,526
Marketing	20,696	28,070	34,155	42,801
Product sales	40,160	34,580	78,097	60,805
Total operating revenues	391,206	372,248	757,668	691,979
OPERATING EXPENSES:
Partner distribution expense	191,231	176,987	363,386	332,341
Processing and services	76,134	65,818	149,241	130,026
Sales and marketing	60,511	63,106	113,849	106,699
Costs of products sold	38,309	32,113	74,041	57,016
General and administrative	23,298	21,302	47,629	40,050
Transition and acquisition	641	641	1,586	816
Amortization of acquisition intangibles	15,259	5,503	25,157	11,477
Change in fair value of contingent consideration	800	(3,428)	800	(7,567)
Total operating expenses	406,183	362,042	775,689	670,858
OPERATING INCOME (LOSS)	(14,977)	10,206	(18,021)	21,121
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	486	284	898	(517)
Interest expense	(4,118)	(2,578)	(8,184)	(5,335)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(18,609)	7,912	(25,307)	15,269
INCOME TAX EXPENSE (BENEFIT)	(7,290)	5,105	(10,527)	7,725
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	(11,319)	2,807	(14,780)	7,544
Loss (income) attributable to non-controlling interests, net of tax	(18)	97	(110)	66
NET INCOME (LOSS) ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$(11,337)	$2,904	$(14,890)	$7,610
EARNINGS (LOSS) PER SHARE:
Basic	$(0.20)	$0.05	$(0.27)	$0.14
Diluted	$(0.20)	$0.05	$(0.27)	$0.14
Weighted average shares outstanding—basic	56,134	54,042	55,944	53,682
Weighted average shares outstanding—diluted	56,134	55,896	55,944	55,689

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 18, 2016	January 2, 2016	June 20, 2015
ASSETS
Current assets:
Cash and cash equivalents	$263,988	$914,576	$276,733
Restricted cash	2,500	3,189	3,189
Settlement receivables, net	340,925	626,077	311,250
Accounts receivable, net	226,929	241,729	178,305
Other current assets	103,061	103,319	93,553
Total current assets	937,403	1,888,890	863,030
Property, equipment and technology, net	165,246	159,357	134,792
Intangible assets, net	302,435	240,898	159,443
Goodwill	511,808	402,489	330,493
Deferred income taxes	349,286	339,558	363,662
Other assets	67,597	81,764	80,557
TOTAL ASSETS	$2,333,775	$3,112,956	$1,931,977
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$607,463	$1,605,021	$556,502
Consumer and customer deposits	132,662	84,761	113,219
Accounts payable and accrued operating expenses	97,717	119,087	112,830
Deferred revenue	111,941	113,458	36,616
Note payable, current portion	156,091	37,296	37,393
Notes payable to Safeway	3,753	4,129	14,932
Bank line of credit	100,000	—	—
Other current liabilities	48,259	57,342	33,236
Total current liabilities	1,257,886	2,021,094	904,728
Deferred income taxes	20,168	18,652	7,630
Note payable	268,571	324,412	325,287
Other liabilities	24,196	14,700	4,047
Total liabilities	1,570,821	2,378,858	1,241,692
Stockholders’ equity:
Preferred stock	—	—	—
Common stock	56	56	55
Additional paid-in capital	581,712	561,939	538,357
Accumulated other comprehensive loss	(32,065)	(40,195)	(24,795)
Retained earnings	208,895	207,973	169,985
Total Blackhawk Network Holdings, Inc. equity	758,598	729,773	683,602
Non-controlling interests	4,356	4,325	6,683
Total stockholders’ equity	762,954	734,098	690,285
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,333,775	$3,112,956	$1,931,977

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	24 weeks ended		52 weeks ended	53 weeks ended
	June 18, 2016	June 20, 2015	June 18, 2016	June 20, 2015
OPERATING ACTIVITIES:
Net income (loss) before allocation to non-controlling interests	$(14,780)	$7,544	$23,485	$50,790
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and technology	21,684	17,944	44,723	34,921
Amortization of intangibles	27,459	13,528	46,297	27,782
Amortization of deferred program and contract costs	12,544	13,150	28,385	26,050
Employee stock-based compensation expense	16,572	12,739	33,963	22,014
Distribution partner mark-to-market expense	—	—	—	1,400
Change in fair value of contingent consideration	800	(7,567)	800	(11,289)
Deferred income taxes	—	13,371	16,439	1,546
Other	963	3,194	5,517	5,856
Changes in operating assets and liabilities:
Settlement receivables	293,441	209,373	(27,610)	(48,529)
Settlement payables	(1,005,723)	(822,327)	48,266	34,240
Accounts receivable, current and long-term	16,964	5,886	(46,093)	(42,173)
Other current assets	16,914	(9,895)	9,599	(16,399)
Other assets	(2,544)	(4,559)	(18,419)	(20,679)
Consumer and customer deposits	31,974	(20,554)	(1,874)	15,951
Accounts payable and accrued operating expenses	(33,574)	(2,218)	(34,344)	16,532
Deferred revenue	493	(11,498)	26,354	19,594
Other current and long-term liabilities	(21,742)	(1,173)	(3,692)	2,207
Income taxes, net	(4,722)	(12,181)	4,850	(15,670)
Net cash provided by (used in) operating activities	(643,277)	(595,243)	156,646	104,144
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(20,281)	(25,622)	(47,397)	(47,090)
Business acquisitions, net of cash acquired	(144,477)	—	(259,958)	(240,156)
Investments in unconsolidated entities	—	—	(5,877)	—
Change in restricted cash	689	1,811	689	(3,189)
Other	(2,500)	—	(2,598)	(499)
Net cash used in investing activities	(166,569)	(23,811)	(315,141)	(290,934)

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (In thousands) (Unaudited)

	24 weeks ended		52 weeks ended	53 weeks ended
	June 18, 2016	June 20, 2015	June 18, 2016	June 20, 2015
FINANCING ACTIVITIES:
Payments for acquisition liability	—	(1,811)	—	(1,811)
Proceeds from issuance of note payable	100,000	—	100,000	200,000
Repayment of note payable	(37,500)	(11,250)	(37,500)	(11,250)
Payments of financing costs	—	—	(2,063)	(1,331)
Borrowings under revolving bank line of credit	1,502,675	903,500	3,072,704	1,118,500
Repayments on revolving bank line of credit	(1,402,675)	(903,500)	(2,972,704)	(1,118,500)
Proceeds from notes payable to Safeway	—	—	—	27,678
Repayment on notes payable to Safeway	(376)	(4,517)	(10,144)	(4,517)
Repayment of debt assumed in business acquisitions	(8,964)	—	(8,964)	(41,984)
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	3,452	7,579	9,690	13,039
Other stock-based compensation related	(2,002)	(790)	(2,941)	(959)
Other	—	(199)	(1,295)	(326)
Net cash provided by (used in) financing activities	154,610	(10,988)	146,783	178,539
Effect of exchange rate changes on cash and cash equivalents	4,648	(4,840)	(1,033)	(14,743)
Increase (decrease) in cash and cash equivalents	(650,588)	(634,882)	(12,745)	(22,994)
Cash and cash equivalents—beginning of period	914,576	911,615	276,733	299,727
Cash and cash equivalents—end of period	$263,988	$276,733	$263,988	$276,733

NONCASH FINANCING AND INVESTING ACTIVITIES
Net deferred tax assets recognized for tax basis step-up with offset to Additional paid-in capital	$—	$366,306	$—	$366,306
Note payable to Safeway contributed to Additional paid-in capital	$—	$8,229	$—	$8,229
Financing of business acquisition with contingent consideration	$20,100	$—	$20,100	$13,100
Intangible assets recognized for warrants issued	$—	$3,147	$—	$3,147

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(In thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	12 weeks ended		24 weeks ended
	June 18, 2016	June 20, 2015	June 18, 2016	June 20, 2015
Transaction dollar volume	$3,385,630	$3,381,991	$6,558,531	$6,492,524
Prepaid and processing revenues	$330,350	$309,598	$645,416	$588,373
Prepaid and processing revenues as a % of transaction dollar volume	9.8%	9.2%	9.8%	9.1%
Partner distribution expense as a % of prepaid and processing revenues	57.9%	57.2%	56.3%	56.5%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 weeks ended		24 weeks ended
	June 18, 2016	June 20, 2015	June 18, 2016	June 20, 2015
Prepaid and processing revenues:
Commissions and fees	$262,931	$257,445	$502,555	$477,847
Program and other fees	67,419	52,153	142,861	110,526
Total prepaid and processing revenues	$330,350	$309,598	$645,416	$588,373
Adjusted operating revenues:
Total operating revenues	$391,206	$372,248	$757,668	$691,979
Revenue adjustment from purchase accounting	4,439	—	8,209	—
Marketing revenues	(20,696)	(28,070)	(34,155)	(42,801)
Partner distribution expense	(191,231)	(176,987)	(363,386)	(332,341)
Adjusted operating revenues	$183,718	$167,191	$368,336	$316,837
Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$(11,319)	$2,807	$(14,780)	$7,544
Interest and other (income) expense, net	(486)	(284)	(898)	517
Interest expense	4,118	2,578	8,184	5,335
Income tax expense (benefit)	(7,290)	5,105	(10,527)	7,725
Depreciation and amortization	28,180	16,078	49,143	31,472
EBITDA	13,203	26,284	31,122	52,593
Adjustments to EBITDA:
Employee stock-based compensation	8,572	7,750	16,572	12,739
Acquisition-related employee compensation expense	200	—	200	—
Revenue adjustment from purchase accounting, net	4,364	—	7,449	—
Gain on sale	(754)	—	(754)	—
Change in fair value of contingent consideration	800	(3,428)	800	(7,567)
Adjusted EBITDA	$26,385	$30,606	$55,389	$57,765
Adjusted EBITDA margin:
Total operating revenues	$391,206	$372,248	$757,668	$691,979
Operating income (loss)	$(14,977)	$10,206	$(18,021)	$21,121
Operating margin	(3.8)%	2.7%	(2.4)%	3.1%
Adjusted operating revenues	$183,718	$167,191	$368,336	$316,837
Adjusted EBITDA	$26,385	$30,606	$55,389	$57,765
Adjusted EBITDA margin	14.4%	18.3%	15.0%	18.2%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	12 weeks ended		24 weeks ended
	June 18, 2016	June 20, 2015	June 18, 2016	June 20, 2015
Adjusted net income:
Income (loss) before income tax expense	$(18,609)	$7,912	$(25,307)	$15,269
Employee stock-based compensation	8,572	7,750	16,572	12,739
Acquisition-related employee compensation expense	200	—	200	—
Revenue adjustment from purchase accounting, net	4,364	—	7,449	—
Gain on sale	(754)	—	(754)	—
Change in fair value of contingent consideration	800	(3,428)	800	(7,567)
Amortization of intangibles	16,411	6,529	27,459	13,528
Adjusted income before income tax expense	10,984	18,763	26,419	33,969
Income tax expense (benefit)	(7,290)	5,105	(10,527)	7,725
Tax expense on adjustments	11,025	1,961	19,769	4,882
Adjusted income tax expense before realization of income tax benefits	3,735	7,066	9,242	12,607
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	(6,593)	(6,618)	(13,187)	(13,236)
Reduction in income taxes payable from amortization of acquisition intangibles, utilization of acquired NOLs and deductible stock-based compensation	(7,164)	(5,928)	(17,090)	(14,011)
Adjusted income tax benefit	(10,022)	(5,480)	(21,035)	(14,640)
Adjusted net income before allocation to non-controlling interests	21,006	24,243	47,454	48,609
Net loss (income) attributable to non-controlling interests, net of tax	(18)	97	(110)	66
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$20,988	$24,340	$47,344	$48,675
Adjusted diluted earnings per share:
Net income (loss) attributable to Blackhawk Network Holdings, Inc.	$(11,337)	$2,904	$(14,890)	$7,610
Distributed and undistributed earnings allocated to participating securities	—	(6)	(15)	(56)
Net income (loss) available for common shareholders	$(11,337)	$2,898	$(14,905)	$7,554
Diluted weighted average shares outstanding	56,134	55,896	55,944	55,689
Diluted earnings (loss) per share	$(0.20)	$0.05	$(0.27)	$0.14
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$20,988	$24,340	$47,344	$48,675
Adjusted distributed and undistributed earnings allocated to participating securities	(19)	(51)	(77)	(166)
Adjusted net income available for common shareholders	$20,969	$24,289	$47,267	$48,509
Diluted weighted-average shares outstanding	56,134	55,896	55,944	55,689
Increase in common share equivalents	1,229	—	1,503	—
Adjusted diluted weighted-average shares outstanding	57,363	55,896	57,447	55,689
Adjusted diluted earnings per share	$0.37	$0.43	$0.82	$0.87

TABLE 3: RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS, REVISED

Beginning the third quarter of 2016, in response to the SEC’s Compliance and Disclosure Interpretations published on May 17, 2016 pertaining to non-GAAP Financial Measures, the Company will revise its presentation of two non-GAAP financial measures, Adjusted Net Income and Adjusted Diluted Earnings per Share. The reduction in income taxes payable previously included in the determination of Adjusted Net Income will no longer be included, but will be provided separately including the per-share amount of the reductions. The revised presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share is shown in the table below.

	12 weeks ended		24 weeks ended
	June 18, 2016	June 20, 2015	June 18, 2016	June 20, 2015
Adjusted net income, revised:
Income (loss) before income tax expense	$(18,609)	$7,912	$(25,307)	$15,269
Employee stock-based compensation	8,572	7,750	16,572	12,739
Acquisition-related employee compensation expense	200	—	200	—
Revenue adjustment from purchase accounting, net	4,364	—	7,449	—
Gain on sale	(754)	—	(754)	—
Change in fair value of contingent consideration	800	(3,428)	800	(7,567)
Amortization of intangibles	16,411	6,529	27,459	13,528
Adjusted income before income tax expense	$10,984	$18,763	$26,419	$33,969
Income tax expense (benefit)	(7,290)	5,105	(10,527)	7,725
Tax expense on adjustments	11,025	1,961	19,769	4,882
Adjusted income tax expense	3,735	7,066	9,242	12,607
Adjusted net income before allocation to non-controlling interests	7,249	11,697	17,177	21,362
Net loss (income) attributable to non-controlling interests, net of tax	(18)	97	(110)	66
Adjusted net income attributable to Blackhawk Network Holdings, Inc., revised	$7,231	$11,794	$17,067	$21,428
Adjusted diluted earnings per share, revised:
Net income (loss) attributable to Blackhawk Network Holdings, Inc.	$(11,337)	$2,904	$(14,890)	$7,610
Distributed and undistributed earnings allocated to participating securities	—	(6)	(15)	(56)
Net income (loss) available for common shareholders	$(11,337)	$2,898	$(14,905)	$7,554
Diluted weighted average shares outstanding	56,134	55,896	55,944	55,689
Diluted earnings (loss) per share	$(0.20)	$0.05	$(0.27)	$0.14
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$7,231	$11,794	$17,067	$21,428
Adjusted distributed and undistributed earnings allocated to participating securities	(6)	(25)	(38)	(93)
Adjusted net income available for common shareholders	$7,225	$11,769	$17,029	$21,335
Diluted weighted-average shares outstanding	56,134	55,896	55,944	55,689
Increase in common share equivalents	1,229	—	1,503	—
Adjusted diluted weighted-average shares outstanding	57,363	55,896	57,447	55,689
Adjusted diluted earnings per share, revised	$0.13	$0.21	$0.30	$0.38
Reduction in income taxes payable:
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	$6,593	$6,618	$13,187	$13,236
Reduction in income taxes payable from amortization of acquisition intangibles, utilization of acquired NOLs and deductible stock-based compensation	7,164	5,928	17,090	14,011
Reduction in income taxes payable	$13,757	$12,546	$30,277	$27,247
Adjusted diluted weighted average shares outstanding	57,363	55,896	57,447	55,689
Reduction in income taxes payable per share	$0.24	$0.22	$0.53	$0.49

TABLE 4: RECONCILIATION OF GAAP CASH FLOW TO ADJUSTED FREE CASH FLOW

	52 weeks ended	53 weeks ended
	June 18, 2016	June 20, 2015
Net cash flow provided by (used in) operating activities	$156,646	$104,144
Changes in settlement payables and consumer and customer deposits, net of settlement receivables	(18,782)	(1,662)
Benefit from settlement timing	20,669	63,154
Adjust for: Safeway cash tax payment reimbursed (refunded)	(10,144)	23,161
Adjusted net cash flow provided by operating activities	148,389	188,797
Expenditures for property, equipment and technology	(47,397)	(47,090)
Adjusted free cash flow	$100,992	$141,707
Reconciliation of Adjusted EBITDA to Adjusted free cash flow
Adjusted EBITDA	$191,573	$168,874
Less: Expenditures for property, equipment and technology	(47,397)	(47,090)
Less: Interest paid	(12,965)	(8,981)
Less: Cash taxes (paid)/refunded	3,224	(25,242)
Less: Revenue adjustment from purchase price accounting, net	(14,522)	—
Change in working capital and other	(39,590)	(9,008)
Cash benefit from settlement timing	20,669	63,154
Adjusted free cash flow	$100,992	$141,707